EXHIBIT 99.1

Broadridge Reports Third Quarter Fiscal 2026 Results
Recurring revenues grew 7%; up 6% constant currency
Diluted EPS rose 15% to $2.36 and Adjusted EPS grew 11% to $2.72
Raising FY’26 guidance for Recurring revenue growth constant currency to
At or above 7% and Adjusted EPS growth to 10-12%
NEW YORK, N.Y., April 30, 2026 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the third quarter ended March 31, 2026 of its fiscal year 2026. Results compared with the same period last year were as follows:

Summary Financial Results	Third Quarter			Nine Months
Dollars in millions, except per share data	2026	2025	Change	2026	2025	Change

Recurring revenues	$1,288	$1,204	7%	$3,336	$3,084	8%
Constant currency growth (Non-GAAP)			6%			7%
Total revenues	$1,954	$1,812	8%	$5,257	$4,824	9%

Operating income	$359	$345	4%	$754	$690	9%
Margin	18.4%	19.0%		14.3%	14.3%

Adjusted Operating income (Non-GAAP)	$421	$405	4%	$937	$853	10%
Margin (Non-GAAP)	21.5%	22.4%		17.8%	17.7%

Diluted EPS	$2.36	$2.05	15%	$6.18	$3.93	57%
Adjusted EPS (Non-GAAP)	$2.72	$2.44	11%	$5.81	$5.00	16%

Closed sales	$58	$71	(19%)	$147	$174	(16%)

“Broadridge delivered strong third quarter results, including 6% Recurring revenue growth constant currency and 11% Adjusted EPS growth, powered by strong equity and fund position growth and higher trading volumes," said Tim Gokey, Broadridge CEO.

“We are executing on our strategy to democratize and digitize governance, simplify and innovate trading in capital markets, and modernize wealth management. At the same time, we are putting in place the building blocks of future growth by leading in tokenization, driving the digitization of communications, and scaling AI,” Mr. Gokey noted.

“Broadridge is on track to deliver another year of strong financial performance. We are raising our fiscal 2026 outlook for Recurring revenue growth constant currency to At or above 7% and increasing our Adjusted EPS growth guidance to 10% to 12%. As a result, we are set to deliver on our long-term targets for top- and bottom-line growth for the three-year period ending in fiscal 2026,” he concluded.

Fiscal Year 2026 Financial Guidance

	FY’26 Guidance	Updates
Recurring revenue growth constant currency (Non-GAAP)	At or above 7%	Raised from higher end of 5 - 7%
Adjusted Operating income margin (Non-GAAP)	20 - 21%	No Change
Adjusted Earnings per share growth (Non-GAAP)	10 - 12%	Raised from 9 - 12%
Closed sales	$240 - $290M	Revised from $290 - $330M
Financial Results for Third Quarter Fiscal Year 2026 compared to Third Quarter Fiscal Year 2025
•Total revenues increased 8% to $1,954 million from $1,812 million.
◦Recurring revenues increased $84 million, or 7%, to $1,288 million. Recurring revenue growth constant currency (Non-GAAP) was 6%, driven by organic growth in Investor Communication Solutions (“ICS”) and Global Technology and Operations (“GTO”) and acquisitions in ICS.
◦Event-driven revenues increased $20 million, or 38%, to $73 million, from a combination of higher mutual fund proxy revenues and higher equity and other revenues.
◦Distribution revenues increased $38 million, or 7%, to $593 million, driven primarily by the postage rate increase of approximately $34 million.
•Operating income was $359 million, an increase of $15 million, or 4%. Operating income margin decreased to 18.4%, compared to 19.0% for the prior year period.
◦Adjusted Operating income was $421 million, an increase of $15 million, or 4%. Adjusted Operating income margin was 21.5% compared to 22.4% for the prior year period. The combination of higher distribution revenue and higher float income negatively impacted margins by 80 basis points.
•Interest expense, net was $25 million, a decrease of $6 million, primarily due to lower average borrowings and lower borrowing costs.
•The effective tax rate was 18.9% compared to 21.8% in the prior year period. The change in effective tax rate for the three months ended March 31, 2026 was primarily driven by an increase in discrete tax benefits.
•Net earnings increased 14% to $276 million and Adjusted Net earnings increased 10% to $318 million.
◦Diluted earnings per share increased 15% to $2.36, compared to $2.05 in the prior year period, and
◦Adjusted earnings per share increased 11% to $2.72, compared to $2.44 in the prior year period.
Segment and Other Results for Third Quarter Fiscal Year 2026 compared to Third Quarter Fiscal Year 2025
ICS
•Total revenues were $1,465 million, an increase of $118 million, or 9%.
◦Recurring revenues increased $60 million, or 8%, to $800 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by 4pts of Internal Growth, 2pts of Net New Business, and 1pt from acquisitions.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 9% and 9%, respectively. Equity revenue position growth was 11% and Mutual fund/ETF position growth was 6%.

▪Data-driven fund solutions rose 9% and 8%, respectively, driven by growth in data and analytics revenues and the acquisitions of Acolin Group Holdco Limited (“Acolin”) and LDI-MAP, LLC (“iJoin”).
▪Issuer rose 8% and 8%, respectively, driven by growth in disclosure solutions and shareholder engagement solutions.
▪Customer communications rose 5% and 5%, respectively, driven by growth in digital revenues, as well as the acquisition of Signal Agency Limited (“Signal”).
◦Event-driven revenues increased $20 million, or 38%, to $73 million, from a combination of higher mutual fund proxy revenues and higher equity and other revenues.
◦Distribution revenues increased $38 million, or 7%, to $593 million, driven primarily by the postage rate increase of approximately $34 million.
•Earnings before income taxes increased by $17 million, or 6%, to $309 million, driven by higher Recurring revenue and Event-driven revenues. Operating expenses rose 10%, or $101 million, to $1,156 million driven by higher distribution expenses, volume-related expenses and the impact of acquisitions and investments.
•Pre-tax margins decreased to 21.1% from 21.7%.
GTO
•Recurring revenues were $488 million, an increase of $24 million, or 5%. Recurring revenue growth constant currency (Non-GAAP) was 3%, all organic.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 2% and (0)%, respectively, primarily driven by 4pts of revenue from new sales, which was partially offset by a 3pt decrease in internal growth. The benefit of higher trading volumes was offset by lower software term license revenue, which negatively impacted organic growth by 6pts.
◦Wealth and Investment Management rose 10% and 8%, respectively, driven by 8pts from internal growth, which benefitted from higher trading volumes.
•Earnings before income taxes were $85 million, an increase of $15 million, or 21%, as higher revenues more than offset higher expenses.
•Pre-tax margins increased to 17.5% from 15.2%.
Corporate and Other
•Loss before income taxes was $54 million compared to Loss before income taxes of $52 million in the prior year period, primarily due to higher technology costs which more than offset a $6 million decline in Interest expense, net and a Gain on Digital Assets of $6 million.
Financial Results for Nine Months Fiscal Year 2026 compared to the Nine Months Fiscal Year 2025
•Total revenues increased 9% to $5,257 million from $4,824 million.
◦Recurring revenues increased $251 million, or 8%, to $3,336 million. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by organic growth and acquisitions in ICS and GTO.
◦Event-driven revenues increased $37 million, or 15%, to $277 million, driven by higher equity and other communications, as well as mutual fund proxy revenues.
◦Distribution revenues increased $145 million, or 10%, to $1,644 million, primarily driven by the postage rate increases of approximately $91 million and higher volumes.
•Operating income was $754 million, an increase of $64 million, or 9%. Operating income margin was flat at 14.3%, compared to 14.3% for the prior year period.

◦Adjusted Operating income was $937 million, an increase of $84 million, or 10%. Adjusted Operating income margin was 17.8% compared to 17.7% for the prior year period. The combination of higher distribution revenue and higher float income negatively impacted margins by 50 basis points.
•Interest expense, net was $73 million, a decrease of $23 million, primarily due to lower average borrowings and lower borrowing costs.
•The effective tax rate was 21.4% compared to 20.8% in the prior year period. The change in effective tax rate for the nine months ended March 31, 2026 was primarily driven by an increase in pre-tax income relative to total discrete tax benefits.
•Net earnings increased 56% to $726 million and Adjusted Net earnings increased 15% to $683 million.
◦Diluted earnings per share increased 57% to $6.18, compared to $3.93 in the prior year period, and
◦Adjusted earnings per share increased 16% to $5.81, compared to $5.00 in the prior year period.
Segment and Other Results for Nine Months Fiscal Year 2026 compared to Nine Months Fiscal Year 2025
ICS
•Total revenues were $3,828 million, an increase of $316 million, or 9%.
◦Recurring revenues increased $134 million, or 8%, to $1,907 million. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by 3pts of Net New Business, 3pts of Internal Growth and 1pt from acquisitions.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 10% and 10%, respectively. Equity revenue position growth was 11% and Mutual fund/ETF position growth was 7%.
▪Data-driven fund solutions rose 4% and 3%, respectively, driven by growth in data and analytics revenues as well as the acquisitions of Acolin and iJoin.
▪Issuer rose 7% and 7%, respectively, driven by growth in shareholder engagement solutions and disclosure solutions.
▪Customer communications rose 6% and 6%, respectively, driven by growth in digital and print revenues, as well as the acquisition of Signal.
◦Event-driven revenues increased $37 million, or 15%, to 277 million, driven by higher equity and other communications, as well as mutual fund proxy revenues.
◦Distribution revenues increased $145 million, or 10%, to $1,644 million, primarily driven by postage rate increases of approximately $91 million and higher volumes.
•Earnings before income taxes increased by $9 million, or 2%, to $573 million. The earnings benefit from higher Recurring revenue and Event-driven revenue was partially offset by higher Operating expenses. Operating expenses rose 10%, or $307 million, to $3,256 million driven by distribution expenses, as well as other volume-related expenses and the impact of acquisitions.
•Pre-tax margins decreased to 15.0% from 16.0%.
GTO
•Recurring revenues were $1,428 million, an increase of $117 million, or 9%. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by 5pts of organic growth and 2pts from the acquisition of Kyndryl’s Securities Industries Services business (“SIS”).
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:

◦Capital Markets rose 6% and 4%, respectively, primarily driven by 4pts of revenue from new sales and 1pt of Internal Growth. Internal Growth included 2pts from digital asset revenues, offset by 2pts from lower software term license revenue.
◦Wealth and Investment Management rose 14% and 13%, respectively, driven by 7pts from the SIS acquisition and 7pts of organic growth.
•Earnings before income taxes were $230 million, an increase of $63 million, or 37%, as higher revenues more than offset higher expenses, including the impact of the SIS acquisition.
•Pre-tax margins increased to 16.1% from 12.8%.
Corporate and Other
•Earnings before income taxes were $121 million compared to Loss before income taxes of $144 million in the prior year period, primarily due to a Gain on Digital Assets of $244 million and a $23 million decline in Interest expense, net.
Subsequent Event
On April 30, 2026, the Company completed the acquisition of CQG, Inc. (“CQG”). CQG is a Denver-based execution management system provider to futures and options market participants. The total purchase price was approximately $173 million plus additional contingent consideration. CQG will be included in the Company’s GTO reportable segment.
Earnings Conference Call
An analyst conference call will be held today, April 30, 2026 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through May 7, 2026, the recording will also be available by dialing 1-855-669-9658 within the United States or 1-412-317-0088 for international callers, using passcode 9736199 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items:

(i) Amortization of Acquired Intangibles and Purchased Intellectual Property, which represent non-cash amortization expenses associated with the Company’s acquisition activities.
(ii) Acquisition and Integration Costs, which represent certain transaction and integration costs associated with the Company’s acquisition activities.
(iii) Restructuring and Other Related Costs, which represent costs associated with the Company’s Corporate Restructuring Initiative to exit and/or realign some of our businesses, streamline the Company’s management structure, reallocate work to lower cost locations, and reduce headcount in deprioritized areas, in addition to other restructuring activities.
(iv) Gains or Losses on Digital Assets, which represents the mark to market gain or loss recorded to remeasure the Company’s digital asset holdings in the form of Canton Coins to fair market value, in addition to the realized and unrealized gains or losses associated with the Company’s contribution of Canton Coins to Canton Strategic Holdings, Inc. and the associated mark to market gain or loss recorded to remeasure the previously held Digital Asset Loan Receivable and Warrants to fair market value.
We exclude Acquisition and Integration Costs, Restructuring and Other Related Costs, and Gains or Losses on Digital Assets from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance.
We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free cash flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2026 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2025 (the “2025 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2025 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions (NYSE: BR) is a global technology leader with trusted expertise and transformative technology, helping clients and the financial services industry operate, innovate, and grow. We power investing, governance, and communications for our clients – driving operational resiliency, elevating business performance, and transforming investor experiences. Our technology and operations platforms process and generate over 7 billion communications annually and underpin the daily average trading of over $15 trillion in equities, fixed income, and other securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing over 15,000 associates in 21 countries. For more information about us, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues	$1,953.6	$1,811.7	$5,256.9	$4,823.7
Operating expenses:
Cost of revenues	1,326.7	1,235.9	3,733.8	3,456.7
Selling, general and administrative expenses	267.4	230.9	768.8	677.1
Total operating expenses	1,594.1	1,466.8	4,502.6	4,133.8
Operating income	359.5	344.9	754.3	689.9
Interest expense, net	(25.1)	(31.1)	(73.1)	(96.1)
Other non-operating income (expenses), net	6.2	(2.8)	242.7	(6.6)
Earnings before income taxes	340.6	310.9	923.9	587.2
Provision for income taxes	64.3	67.8	197.7	121.9
Net earnings	$276.3	$243.1	$726.2	$465.3

Basic earnings per share	$2.38	$2.07	$6.22	$3.97
Diluted earnings per share	$2.36	$2.05	$6.18	$3.93

Weighted-average shares outstanding:
Basic	116.3	117.2	116.7	117.1
Diluted	117.0	118.5	117.6	118.3

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	March 31, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$304.8	$561.5
Accounts receivable, net of allowance for doubtful accounts of $14.8 and $12.5, respectively	1,319.3	1,077.1
Other current assets	173.5	178.5
Total current assets	1,797.7	1,817.1
Property, plant and equipment, net	160.1	170.1
Goodwill	3,735.2	3,609.6
Intangible assets, net	1,159.0	1,277.4
Deferred client conversion and start-up costs	822.2	842.9
Other non-current assets	1,105.0	827.9
Total assets	$8,779.2	$8,545.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$499.8	$499.3
Payables and accrued expenses	1,143.4	1,112.8
Contract liabilities	263.4	249.1
Total current liabilities	1,906.6	1,861.2
Long-term debt	2,727.2	2,753.0
Deferred taxes	350.7	261.0
Contract liabilities	333.5	429.2
Other non-current liabilities	642.4	585.5
Total liabilities	5,960.4	5,889.9
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 115.7 and 117.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,744.5	1,663.0
Retained earnings	4,266.7	3,862.5
Treasury stock, at cost: 38.8 and 37.3 shares, respectively	(2,949.2)	(2,599.0)
Accumulated other comprehensive income (loss)	(244.8)	(272.9)
Total stockholders’ equity	2,818.8	2,655.1
Total liabilities and stockholders’ equity	$8,779.2	$8,545.0

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Nine Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities
Net earnings	$726.2	$465.3
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	101.6	97.6
Amortization of acquired intangibles and purchased intellectual property	155.2	146.6
Amortization of other assets	126.2	128.0
Write-down of long-lived assets and related charges	3.8	3.3
Stock-based compensation expense	66.7	57.4
Deferred income taxes	65.1	(37.5)
Digital assets change in fair market value	(235.0)	—
Other	(29.4)	(12.0)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(215.7)	(89.5)
Other current assets	(0.6)	7.2
Payables and accrued expenses	(22.4)	(220.5)
Contract liabilities	62.2	39.8
Other non-current assets	(120.8)	(108.5)
Other non-current liabilities	(15.1)	(5.5)
Net cash flows from operating activities	668.2	471.6
Cash Flows From Investing Activities
Capital expenditures	(35.1)	(28.2)
Software purchases and capitalized internal use software	(42.1)	(50.3)
Acquisitions, net of cash acquired	(121.0)	(193.5)
Other investing activities	(27.1)	(4.2)
Net cash flows from investing activities	(225.4)	(276.1)
Cash Flows From Financing Activities
Debt proceeds	988.5	920.3
Debt repayments	(1,016.8)	(837.3)
Dividends paid	(330.7)	(299.2)
Purchases of Treasury stock	(352.9)	(4.2)
Proceeds from exercise of stock options	21.7	51.6
Other financing activities	(7.8)	(8.7)
Net cash flows from financing activities	(697.9)	(177.5)
Effect of exchange rate changes on Cash and cash equivalents	(1.7)	(5.2)
Net change in Cash and cash equivalents	(256.7)	12.8
Cash and cash equivalents, beginning of period	561.5	304.4
Cash and cash equivalents, end of period	$304.8	$317.2

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues
Investor Communication Solutions	$1,465.3	$1,347.5	$3,828.5	$3,512.3
Global Technology and Operations	488.3	464.1	1,428.4	1,311.4
Total	$1,953.6	$1,811.7	$5,256.9	$4,823.7

Earnings before Income Taxes
Investor Communication Solutions	$309.5	$292.9	$572.7	$563.5
Global Technology and Operations	85.4	70.4	230.3	167.5
Other	(54.3)	(52.4)	121.0	(143.8)
Total	$340.6	$310.9	$923.9	$587.2

Pre-tax margins:
Investor Communication Solutions	21.1%	21.7%	15.0%	16.0%
Global Technology and Operations	17.5%	15.2%	16.1%	12.8%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$11.1	$10.6	$31.5	$33.1
Global Technology and Operations	41.7	38.3	123.8	113.5
Total	$52.8	$48.9	$155.2	$146.6

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
	2026	2025	Change	2026	2025	Change
Investor Communication Solutions
Regulatory	$399.4	$365.0	9%	$845.4	$765.4	10%
Data-driven fund solutions	125.7	114.8	9%	349.4	337.4	4%
Issuer	65.3	60.5	8%	136.9	127.4	7%
Customer communications	209.3	199.5	5%	575.6	542.8	6%
Total ICS Recurring revenues	799.8	739.8	8%	1,907.3	1,773.0	8%

Equity and other	40.2	31.4	28%	103.4	77.2	34%
Mutual funds	32.4	21.3	52%	173.6	163.2	6%
Total ICS Event-driven revenues	72.7	52.7	38%	277.0	240.3	15%

Distribution revenues	592.8	555.0	7%	1,644.2	1,499.0	10%

Total ICS Revenues	$1,465.3	$1,347.5	9%	$3,828.5	$3,512.3	9%

Global Technology and Operations
Capital markets	$295.5	$289.4	2%	$877.1	$829.9	6%
Wealth and investment management	192.8	174.7	10%	551.3	481.5	14%
Total GTO Recurring revenues	488.3	464.1	5%	1,428.4	1,311.4	9%

Total Revenues	$1,953.6	$1,811.7	8%	$5,256.9	$4,823.7	9%

Revenues by Type
Recurring revenues	$1,288.1	$1,203.9	7%	$3,335.7	$3,084.3	8%
Event-driven revenues	72.7	52.7	38%	277.0	240.3	15%
Distribution revenues	592.8	555.0	7%	1,644.2	1,499.0	10%
Total Revenues	$1,953.6	$1,811.7	8%	$5,256.9	$4,823.7	9%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
	2026	2025	Change	2026	2025	Change

Closed sales (a)	$57.5	$71.2	(19%)	$146.8	$174.3	(16%)

Position Growth (b)
Equity positions	15%	15%		16%	13%
Equity revenue positions	11%	N/A		11%	N/A
Mutual fund / ETF positions	6%	6%		7%	6%

Internal Trade Growth (c)	16%	14%		15%	13%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.
(b) Position Growth is comprised of “equity position growth” and “mutual fund/ETF position growth.” Equity position growth measures the estimated annual change in positions eligible for equity proxy materials. Beginning in the fourth quarter of fiscal year 2025, the Company began presenting information on “equity revenue position growth”. Equity revenue position growth excludes small or fractional equity positions for which the Company does not recognize revenue (“non-revenue positions”). Prior-year period comparative information for this metric is not available. Mutual fund/ETF position growth measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.
(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$359.5	$344.9	$754.3	$689.9
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	52.8	48.9	155.2	146.6
Acquisition and Integration Costs	4.7	6.0	14.3	11.3
Restructuring and Other Related Costs (a)	3.5	5.5	13.2	5.5
Adjusted Operating income (Non-GAAP)	$420.6	$405.2	$937.0	$853.3
Operating income margin (GAAP)	18.4%	19.0%	14.3%	14.3%
Adjusted Operating income margin (Non-GAAP)	21.5%	22.4%	17.8%	17.7%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$276.3	$243.1	$726.2	$465.3
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	52.8	48.9	155.2	146.6
Acquisition and Integration Costs	4.7	6.0	14.3	11.3
Restructuring and Other Related Costs (a)	3.5	5.5	13.2	5.5
Gains or Losses on Digital Assets	(5.6)	—	(238.3)	—
Subtotal of adjustments	55.4	60.4	(55.6)	163.4
Tax impact of adjustments (b)	(13.8)	(14.6)	12.1	(37.1)
Adjusted Net earnings (Non-GAAP)	$317.9	$288.8	$682.7	$591.5

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$2.36	$2.05	$6.18	$3.93
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.45	0.41	1.32	1.24
Acquisition and Integration Costs	0.04	0.05	0.12	0.10
Restructuring and Other Related Costs (a)	0.03	0.05	0.11	0.05
Gains or Losses on Digital Assets	(0.05)	—	(2.03)	—
Subtotal of adjustments	0.47	0.51	(0.47)	1.38
Tax impact of adjustments (b)	(0.12)	(0.12)	0.10	(0.31)
Adjusted earnings per share (Non-GAAP)	$2.72	$2.44	$5.81	$5.00
(a) Restructuring and Other Related Costs for the three and nine months ended March 31, 2026 consists of severance and other costs related to the closure of substantially all operations of a production facility. Costs incurred are not reflected in segment profit and are recorded within Corporate and Other. The total estimated pre-tax costs for actions and associated costs related to the closure were approximately $20 million and were completed in the third quarter of fiscal year 2026.
(b) Calculated using the GAAP effective tax rate, adjusted to exclude $0.1 million and $2.4 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2026, respectively and $5.2 million and $11.5 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2025, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Nine Months Ended March 31,
	2026	2025
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$668.2	$471.6
Capital expenditures and Software purchases and capitalized internal use software	(77.3)	(78.5)
Free cash flow (Non-GAAP)	$590.9	$393.2

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended March 31, 2026
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	9%	9%	8%	5%	8%
Impact of foreign currency exchange	0%	(1%)	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	9%	8%	8%	5%	8%

	Three Months Ended March 31, 2026
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	2%	10%	5%
Impact of foreign currency exchange	(2%)	(3%)	(3%)
Recurring revenue growth constant currency (Non-GAAP)	(0%)	8%	3%

Three Months Ended March 31, 2026
Consolidated	Total
Recurring revenue growth (GAAP)	7%
Impact of foreign currency exchange	(1%)
Recurring revenue growth constant currency (Non-GAAP)	6%

	Nine Months Ended March 31, 2026
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	10%	4%	7%	6%	8%
Impact of foreign currency exchange	0%	(1%)	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	10%	3%	7%	6%	7%

	Nine Months Ended March 31, 2026
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	6%	14%	9%
Impact of foreign currency exchange	(2%)	(1%)	(2%)
Recurring revenue growth constant currency (Non-GAAP)	4%	13%	7%

Nine Months Ended March 31, 2026
Consolidated	Total
Recurring revenue growth (GAAP)	8%
Impact of foreign currency exchange	(1%)
Recurring revenue growth constant currency (Non-GAAP)	7%

Amounts may not sum due to rounding.

Fiscal Year 2026 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY26 Recurring revenue growth
Impact of foreign currency exchange (a)	(1%) - 0%
Recurring revenue growth constant currency (Non-GAAP)	7%

FY26 Adjusted Operating income margin (b)
Operating income margin % (GAAP)	17 - 19%
Adjusted Operating income margin % (Non-GAAP)	20 - 21%

FY26 Adjusted earnings per share growth rate (c)
Diluted earnings per share (GAAP)	32 - 36% growth
Adjusted earnings per share (Non-GAAP)	10 - 12% growth

(a) Based on forward rates as of April 2026.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $6 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Restructuring and Other Related Costs and Gains or Losses on Digital Assets.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $0.04 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Restructuring and Other Related Costs, and Gains or Losses on Digital Assets, and is calculated using diluted shares outstanding.